EXHIBIT 5.1

                       OPINION OF SCHNEIDER WEINBERGER LLP

                            SCHNEIDER WEINBERGER LLP

                       2200 Corporate Boulevard, Suite 210
                         Boca Raton, Florida 33431-7307


                                                          July 2, 2004


Geotec Thermal Generators, Inc.
1615 South Federal Highway, Suite 101
Boca Raton, Florida   33432

         Re:      Registration Statement on Form S-8 (the "Registration
                  Statement")
                  Geotec Thermal Generators, Inc. (the "Company")
                  Geotec Thermal Generators, Inc. 2004 Stock Option Plan (the "Plan")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 10,000,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 10,000,000 shares issuable pursuant to the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                                  Very truly yours,

                                              /s/ SCHNEIDER WEINBERGER LLP

                                                  SCHNEIDER WEINBERGER LLP